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                                                                  EXHIBIT 23-(1)




                        Consent of Independent Auditors





We consent to the incorporation by reference in (i) the Registration Statement (Form S-8, No. 33-50140) pertaining to the Sonat Inc. Executive Award Plan and in the related Prospectus and (ii) the Registration Statement (Form S-8, No. 33-50142) pertaining to the Sonat Savings Plan and the related Prospectus of our report dated January 20, 1994, with respect to the consolidated financial statements and schedules of Sonat Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1993.


                                                            /s/ Ernst & Young
                                                            -----------------
                                                                ERNST & YOUNG

Birmingham, Alabama
March 25, 1994